Exhibit 99.1

United States Diesel-Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(630,332)
Unrealized Gain (Loss) on Market Value of Futures	(24,423)
Dividend Income	63
Interest Income	66
ETF Transaction Fees	350
Total Income (Loss)	$(654,276)

Expenses
Professional Fees	$5,376
General Partner Management Fees	2,590
SEC & FINRA Registration Expense	620
Brokerage Commissions	512
NYMEX License Fee	65
Non-interested Directors' Fees and Expenses	32
Prepaid Insurance Expense	30
Total Expenses	9,225
Expense Waiver	(5,988)
Net Expenses	$3,237
Net Income (Loss)	$(657,513)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/15	$4,833,909
Additions (50,000 Shares)	1,110,686
Net Income (Loss)	(657,513)

Net Asset Value End of Month	$5,287,082
Net Asset Value Per Share (250,000 Shares)	$21.15

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612